UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2017

First Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-01137	47-1709055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1560 Wilson Blvd.

Suite 450

Arlington, VA 22209

(Address of principal executive offices)

(703) 259-8204

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

The information reported in Item 8.01 of this Current Report on Form 8-K regarding notice of the termination of the Advisory Agreement (as defined therein) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information reported in Item 8.01 of this Current Report on Form 8-K regarding the resignation of certain members of First Capital Investment Corporation’s (the “Company”) board of directors (the “Board”), the resignation of the Company’s President and Chief Executive Officer, and the appointment of the replacement Board members and President and Chief Executive Officer, is incorporated herein by reference.

Concurrent with the Board resignations described in Item 8.01 to this Current Report on Form 8-K, the remaining members of the Board decreased the size of the Board from five members to three members.

Biographical Information for New Members of the Board

The biographical information of Mr. Singal, Dr. Froehlich and Mr. Grant, the new members of the Board, is set forth below:

Suneet Singal. Mr. Singal serves as the chief executive officer of First Capital Real Estate Investments LLC (“FCREI”), the chief executive officer, secretary and chairman of the board of directors of First Capital Real Estate Trust, Inc. (“FCRETI”), and as chief executive officer and secretary of FCRETI’s external advisor. He began his real estate finance career in 2001 and formed FCREI in 2003. In 2006, Mr. Singal merged a subsidiary of FCREI with a real estate lending platform, and from 2006 to 2008, he grew the combined company to over $1 billion per year in real estate loan originations, with business in over 40 states.

From 2007 to 2011, Mr. Singal obtained entitlements for over a dozen projects in California encompassing industrial, retail, multifamily, senior assisted living, hospitality and mixed-use asset types, with an aggregate value of over $250 million. In the 12 months from January 2013 to January 2014, Mr. Singal completed the buildout and acquisition of retail units in addition to the buildouts of multiple quick-service restaurant sites, which altogether had an aggregate business and real estate value of over $25 million. Additionally, in the 18 months from August 2013 to February 2015, Mr. Singal completed over nine hospitality acquisitions and led the turnaround of several thousand self-storage units, with an aggregate transaction value of over $150 million.

Between May 2015 and December 2015, Mr. Singal owned and served on the board of directors of Castle Mortgage Corp., an agency approved mortgage bank that Mr. Singal acquired, repositioned and sold.

As the chief executive officer of FCREI, Mr. Singal recently launched a debt fund with a maximum offering of $200 million, First Capital Income Fund I, LLC, and entered into a strategic partnership with an institutional partner.

As chairman of the board and chief executive officer of FCRETI, Mr. Singal has used his expertise in real estate asset selection to increase FCRETI’s assets under management significantly. Among the assets acquired by FCRETI since Mr. Singal stepped in as chairman and chief executive officer is a master plan development project in Northern California that calls for the construction of approximately 2400 residential units, 1 million square feet of office and retail space, and a hotel. Mr. Singal was also responsible for sourcing, through a partnership with the Government of Antigua and Barbuda, a development project in Antigua that calls for the development of two resorts on two separate parcels of land introducing the new Citizen Investment Program. Most recently Mr. Singal successfully negotiated the acquisition of 2027 residential lots in California and a golf course resort community in Baja Mexico.

Mr. Singal received a BA in Finance, with a concentration in Investments from California State University at Sacramento and is a licensed California Mortgage Broker.

The Company has determined that Mr. Singal’s extensive real estate finance experience and experience founding and developing FCREI has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Dr. Bob Froehlich. Over the span of his career, Dr. Froehlich has chaired investment committees for multiple global asset management organizations, including Deutsche Bank, Hartford and Kemper Funds. Dr. Froehlich was named to three different All American Institutional Research Teams in 1991, 1993 and 1994. This expertise has gained him international acclaim where he has traveled to and has provided investment and financial advice and has delivered a keynote speech on investing in 107 different countries. This expertise has also resulted in his publishing of 6 books.

Dr. Froehlich has amassed over 40 years of financial experience in both the public and private sector. Dr. Froehlich has served as: Budget Analyst for the City of Dayton, Ohio, with a budget of $100 million; chief financial officer for Montgomery County, Ohio’s Water and Sewer District, with annual operating revenues of $75 million; City Manager for the City of Beavercreek, Ohio, the youngest City Manager ever in Ohio; senior executive with Ernst & Whinney, responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities; campaign finance chairman and treasurer of The Leonard Committee for Paul R. Leonard, the 58th Lieutenant Governor of Ohio; senior executive at Van Kampen Merritt, which became Van Kampen American Capital after its merger with American Capital, with over $50 billion in assets across 75 different mutual funds; vice chairman of Kemper Funds, with $75 billion in assets among 50 different funds; vice chairman of Scudder Investments, with combined assets of $200 billion in 129 funds; vice chairman of Deutsche Asset Management, a role he held until he retired in 2009. Dr. Froehlich came out of retirement in 2009 to help rebrand Hartford Financial after its near financial collapse serving as a senior executive with The Hartford Mutual Funds, where he was an officer of all 55 funds with assets totaling $84 billion.

Since his second retirement, Dr. Froehlich has begun a new chapter in his professional career by building a portfolio of boards spanning private, public, nonprofit and mutual fund companies. Dr. Froehlich has served on the board of trustees of Highland Capital Mutual Funds since December 2013, a major mutual fund company that offers alternative, equity, fixed income and asset allocation products through 14 different funds and has assets under management of $3.5 billion, and also serves as the Distribution Committee Chairman and as a member of the Audit Committee and Litigation Committee for Highland Capital Mutual Funds. Dr. Froehlich has served as an independent director and member of the Audit Committee, Conflicts Committee and Nominating and Corporate Governance Committee for NexPoint Capital, Inc. since July 2014, a publicly registered non-traded BDC. Dr. Froehlich also has served as an independent director, Compensation Committee Chairman and a member of the Audit Committee for AXAR Acquisitions Corp. since October 2014, a Special Purpose Acquisition Corporation formed for the purpose of effecting a merger, capital stock exchange or similar business combinations, which trades on the NASDAQ exchange under the symbol AUMAU. In June 2014, Dr. Froehlich became the Chairman of the board of directors, chief executive officer, president and owner of the Kane County Cougars Baseball Club, the Class “A” minor league affiliate of the Arizona Diamondbacks and a member of the Midwest League and has been a co-owner and member of the board of directors since January 2013. Dr. Froehlich was also appointed as an independent director for Galen Robotics, Inc. in August 2016, a spin-off from John Hopkins University, focusing on the surgical robotic microsurgery market.

Dr. Froehlich served: as an independent director for Davidson Investment Advisors, Inc. from 2009 to 2016, a privately held company that provides professional money management to institutions, foundations, corporations, affluent investors and trusts; an independent director and Audit Committee Chairman for ARC Healthcare Trust, Inc. from 2013 to 2016, a publicly registered non-traded real estate investment program; an independent director, Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for ARC Realty Finance Trust, Inc. from 2013 to 2016, a publicly registered non-traded real estate investment program; an independent director and Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for American Realty Capital Daily NAV Trust, Inc. from 2012 to 2016, a publicly registered real estate investment program; Lead Independent Trustee and Audit Committee Chairman for Realty Capital Income Funds from 2014 to 2016, mutual funds sponsored by AR Capital, a full service investment firm that provides alternative solutions in a public format; and on the Advisory Board of Directors for Internet Connectivity Group, Inc. from 2014 to 2016, a full service digital media firm focusing on point of sale strategies.

Dr. Froehlich received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan University in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences form the Board of Trustees of Central Michigan University.

The Company has determined that Dr. Froehlich’s extensive experience serving as a director for several public, private, mutual fund and nonprofit companies, and his over 40 years in the finance industry has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Frank Grant. Mr. Grant has served as Managing Director of Interstate Venture Capital, a venture capital and advisory firm that focuses on the world’s most promising consumer-focused Internet and mobile companies, since November 2016. Prior to Interstate Venture Capital, Mr. Grant was a Partner with Stradling, a business law firm, representing entrepreneurs, emerging growth companies, venture capital firms and investors, from July 2015 to November 2016. He focused his practice on assisting clients in solving business problems, executing business strategies and achieving critical business objectives. Prior to Stradling, Mr. Grant served as Senior Counsel at Perkins Coie, LLP, an international law firm headquartered in Seattle, Washington, from January 2012 to July 2015.

In addition to investing, Mr. Grant regularly works with public and private companies in fundraising, corporate transactions, and corporate governance matters. He has extensive experience with public and private mergers and acquisitions, asset acquisitions and dispositions, private placements and venture capital financings. He assists private and public companies in the acquisition and sale of full business enterprises, subsidiaries, divisions and other select assets. He also helps operating companies, management groups, founders and investors in various transactions, including mergers and acquisitions, joint ventures, debt and equity financings, distribution and supply arrangements and other strategic transactions. Mr. Grant also serves on the board of directors and the audit committee of First Capital Real Estate Trust, a publicly-registered, non-traded real estate investment trust.

Mr. Grant earned a M.B.A. from the Stanford Graduate School of Business, a J.D. from Stanford Law School and a B.A. with High Honors in Economics from the University of California, Berkeley.

The Company has determined that Mr. Grant’s extensive experience with mergers and acquisitions, fundraising and venture capital financings has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Biographical Information for the Company’s New President and Chief Executive Officer

The biographical information of Mr. Clemens, the Company’s new President and Chief Executive Officer, is set forth below:

Pat Clemens. From March 2014 to August 2016, Mr. Clemens served as an investment management professional for Dallas-based Revere Capital, LLC, an emerging private credit fund, where he established the firm’s west coast presence, led structured credit investments in commercial real estate and launched a new investment initiative for lower middle-market companies. From January 2008 to September 2012, Mr. Clemens served as Managing Director, Investment Management at White Oak Global Advisors, LLC, a San Francisco-based, de novo private credit investment management fund.  As one of the first strategic hires following the founders, Mr. Clemens led the creation and comprehensive buildout of the investment process: transaction sourcing development and buildout; investment due diligence, underwriting, analysis, structuring and documentation process management; and post-closing portfolio management, oversight, reporting  and valuation policies and procedures.  Mr. Clemens directly sourced and managed approximately $285 million in credit/equity transactions during his term.

From June of 2004 through May of 2007, Mr. Clemens worked for both GE Capital and CIT Group, focusing on core commercial finance transaction, targeting the Specialty Retail and Consumer sector. From June of 2000 through November of 2002, he worked for WH Hambrecht & Co. as a member of the corporate finance team pursuing IPOs, M&A, other investment banking transactions and private equity financing in the communications systems space. From November 1998 through June 2000, Mr. Clemens worked in Silicon Valley Bank’s structured products group, providing structured debt finance, international trade finance, inventory financing and other commercial banking services to late stage private, and small and mid-cap publicly traded emerging growth technology companies.  Mr. Clemens began his banking and financial services career at the Union Bank of California, where he provided corporate loans and other financial services to large general corporate clients as well as developing the bank’s emerging lending practice to middle-market technology companies

In conjunction with his banking career, Mr. Clemens has built a private consulting practice for his client base, providing strategic advisory services, including capital raising, M&A and divestitures, transaction execution and process management and other services. Mr. Clemens graduated from Purdue University in May 1990 with a B.S. in Finance and a minor in Japanese.

Item 8.01	Other Events.

On March 28, 2017, Freedom Capital Investment Management LLC (“FCIM”), the entity that owns FCIC Advisors LLC, the investment adviser to the Company (“FCIC Advisors”), and Democracy Funding LLC, the dealer manager in the Company’s public offering (“Democracy Funding”), entered into a Membership Interest Purchase Agreement with First Capital Real Estate Investments, LLC (“FCREI”), whereby FCREI agreed to acquire all of the membership units of FCIM and Democracy Funding in exchange for a secured promissory note payable over time. FCREI is controlled by Suneet Singal, who was appointed Chairman of the Board following the execution of the Membership Interest Purchase Agreement. The acquisition of FCIM is expected to close on or about April 3, 2017.

In anticipation of the closing of the acquisition of FCIM, Jeffrey McClure resigned as the Company’s President, Chief Executive Officer and Chairman of the Board, effective March 30, 2017. In addition, Liam Coakley, David Duhamel, Keith Hall and Steven Looney also resigned from the Board on March 30, 2017 and were replaced by Dr. Bob Froehlich and Frank Grant, both of whom are independent of the Company, the Advisor and FCREI. Pat Clemens was appointed by the Board to replace Mr. McClure as the Company’s President and Chief Executive Officer and Suneet Singal was appointed to the Board as an interested director and named Chairman of the Board. See Item 5.02 of this Current Report on Form 8-K for additional information regarding the Company’s new directors and executive officers.

Upon the closing of the acquisition of FCIM by FCREI on or about April 3, 2017, there will be a change in control of FCIC Advisors, which will result in an “assignment,” as that term is used in the Investment Company Act of 1940, as amended (the “1940 Act”), of the investment advisory and administrative services agreement between the Company and FCIC Advisors (the “Advisory Agreement”). Section 15 of the 1940 Act requires, among other things, that any investment advisory agreement provide for its automatic termination in the event of its “assignment.” In anticipation of the termination of the Advisory Agreement, the Company’s board of directors (the “Board”) is scheduled to hold an in-person meeting on March 31, 2017 to approve an interim investment advisory agreement (the “Interim Advisory Agreement”) with FCIC Advisors, as permitted by Rule 15a-4 of the 1940 Act, on substantially the same terms as the Advisory Agreement. The Interim Advisory Agreement will be effective for 150 days from the date of the termination of the Advisory Agreement. The Board intends to submit a new investment advisory and administrative services agreement, which the Company expects to be substantially similar to the Advisory Agreement and the Interim Advisory Agreement, for stockholder approval at the Company’s 2017 annual meeting of stockholders. If approved by the Company’s stockholders, the new investment advisory and administrative services agreement will have a one-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act.

In addition, the Membership Interest Purchase Agreement also provides for the acquisition by FCREI of The Bear Companies, an entity controlled by Mr. McClure and his wife, which owns Democracy Funding. The acquisition of The Bear Companies is contingent upon approval of the change in control of Democracy Funding by FINRA. No application has been submitted to FINRA at this time, and there can be no assurance as to whether FINRA will approve the change in control on the terms contemplated by the Membership Interest Purchase Agreement.

A copy of the press release reporting the foregoing events is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated March 30, 2017.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Capital Investment Corporation

Dated: March 30, 2017	By:	/s/ Pat Clemens
	Name:	Pat Clemens
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 30, 2017.